Exhibit 10.13

NON QUALIFIED STOCK OPTION AGREEMENT
BETWEEN
BAYOU CITY EXPLORATION, INC.
AND
Travis Creed

May 18, 2009

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GLOSSARY OF DEFINED TERMS

Defined Term.	Section
Agreement	Introduction
Common Stock	Recital B
Company	Introduction
Exercise Notice	4.1
Exercise Price	4.2
Option	.1
Option Date	1
Option Price	1
Option Stock	.1
Optionee	Introduction
Plan	Recital A
Securities Act	4.4
Termination Date	2

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NON QUALIFIED STOCK OPTION AGREEMENT

THIS NON QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of May 18, 2009 by and between Bayou City Exploration, Inc., a Nevada corporation; formerly known as Blue Ridge Energy, Inc. ("Company"), and Travis Creed, an employee and director of the Company ("Optionee").

RECITALS:

A.           The Company has adopted the Bayou City Exploration, Inc. 2005 Stock Option Plan (the "Plan") (i) to promote the interests of the Company and its shareholders by encouraging employees who will largely be responsible for the long term success and development of the Company, (ii) to facilitate the Company's attraction, retention and motivation of employees and non-employee directors and (iii) to provide employees and Non-Employee Directors with an interest in the Company parallel to that of the Company's shareholders.

B.           Optionee is one of the individuals for whom the Plan was adopted and the Company desires to grant Optionee an Option to acquire shares of the Company's common Stock, $.005 par value (the "Common Stock") pursuant to the terms and conditions of the Plan and this Agreement.

C.           All defined terms used herein shall have the same meaning as set forth in the Plan, unless the context clearly requires a different meaning.

AGREEMENT:

NOW, THEREFORE, the parties hereby agree as follows:

1.           GRANT OF OPTION; OPTION PRICE. The Company hereby grants to Optionee, the right and Option to purchase ("Option") all or any part of an aggregate of 500,000 shares of Common Stock ("Option Stock") on the teens and conditions set forth herein and in the Plan, subject to adjustment as provided in Section 7 hereof, at a purchase price of $0.01 per share ("Option Price"). The Company and Optionee consider the Option Price to be not less than the Fair Market Value of the Common Stock on the date hereof, which is the date on which the Option was granted to Optionee ("Option Date").

2.           TERM AND TIME OF EXERCISE OF OPTION. This Option shall continue for a term ending May 18, 2019 ("Termination Date"), and, unless sooner terminated as provided in Section 5 hereof, may be exercised in full or in part from time to time at any time after the date hereof and prior to the Termination Date as to the number of shares of Option Stock which may be exercised as provided in Section 3.

3.     OPTION EXERCISABLE IN INSTALLMENTS. Subject to the other terms and conditions stated herein, the right to exercise the Option shall accrue in installments as follows:

3.1 Option Date. Commencing on the "Option Date" (which is the date hereof), the Option may be exercised to the extent of 33% of the Option Stock.

3.2  One Year. Commencing one year after the Option Date, the Option may be exercised to the extent of an additional 33% of the Option Stock, plus the Option Stock as to which the right to exercise had previously accrued but had not been exercised.

3.3  Two Years. Commencing two years after the Option Date, the Option may be exercised to the extent of an additional 33% of the Option Stock, plus the Option Stock as to which the right to exercise had previously accrued but had not been exercised.

4.           CONDITIONS TO EXERCISE OF OPTIONS.

4.1  Exercise of Option. Subject to the provisions of Section 3, the Optionee may exercise  the Option by delivering to the Company a notice of the exercise ("Exercise Notice") stating the number of shares of Option Stock for which the Option is being exercised, accompanied by payment of the Option Price in the manner provided in Section 4.2.

4.2  Payment of Option Price. The Exercise price shall, at the Option of the holder, be payable in (i) cash or cash equivalents (ii) by surrendering of attesting to the ownership of share already owned by the Optionee or (iii) in any other form acceptable to the Company. If previously issued share are surrendered, such shares shall be surrendered to the Company in good form for transferral and should be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, share in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

4.3  Withholding Taxes. If the Company determines that it is required to withhold any tax as a result of the exercise of this Option, the Optionee, as a condition the exercise of this Option, shall make arrangement satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Option Stock.

4.4  Delivery of Stock in Exercise. As soon as practicable after receipt of the Exercise Notice and payment of the Exercise price, the Company shall deliver to Optionee, without transfer of issuance tax or other incidental expense to Optionee, at the office of the Company, or at such other place as may be mutually acceptable, or, at the election of the Company, by certified mail addressed to Optionee at Optionee's address as shown in the employment records of the Company, a certificate or certificates for the number of shares of Common Stock set forth in the Exercise Notice and for which the Company has received payment in the manner prescribed herein. The company may postpone such delivery until it receives satisfactory proof that the issuance of transfer of such shares of Common Stock will not violate any to the Provisions of the Securities Exchange Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of the applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules or the requirements of the regulations. If Optionee fails to accept delivery of all or any part of the number of shares of Common Stock specified in the Exercise Notice upon tender of delivery thereof, Optionee's right to exercise this Option with respect to such undelivered shares may be terminated by the Company.

4.5  Option Not Transferable. The Option shall not be transferable by the Optionee otherwise than by bequest or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

5.           EARLY TERMINATION OF OPTION.

5.1  Termination of Option if Employee Optionee.

(a)  If the Optionee's employment by the Company shall terminate for any reason other than death, Disability or termination for Cause, the Option shall terminate six months after the Optionee's employment terminates (unless the Optionee dies during such period), or on the Termination Date, if earlier, and shall be exercisable during such period after termination of employment only with respect to the number of shares with the Optionee was entitled to purchase on the date preceding the termination of the Optionee's employment, except that the Committee may in specific cases, and in its sole discretion, permit the exercise by an Option of all, or a part of the unexercised Option within the period referred to above after the Optionee's employment terminates.

(b)  If the Optionee's employment shall terminate because of discharge for Cause, the Optionshall terminate on the date of the Optionee's discharge.

(c)  In the event of the Optionee's death of Disability while in the employ of the Company, or the Optionee's death within six months after the termination of the Optionee's employment (other than by reason of discharge for cause), the Option shall terminate upon the earliest to occur or (i) 12 months after the date of the Optionee's death or disability or (ii) the Termination Date. The Option shall be exercisable during such period after the Optionee's death or Disability with respect to the number of share as to which the Option shall have been exercisable in the day preceding the Optionee's death or Disability, as the case may be.

5.2 Termination of Option if Non-Employee Director. If Non-employee Director Optionee ceases to serve as a director of the Company, for any reason, the Optionee may exercise the Option regarding the number of shares of Option Stock as to which the Option shall have been exercisable on the day immediately preceding the Optionee's termination as director, at any time within a period ending on the earlier of (a) 90 days after the termination of Optionee's termination as director or (b) the Termination Date.

6.           VESTING UPON A CHANGE IN CONTROL. Upon a Change in Control, any then outstanding Options held by Optionee shall become fully vested and immediately exercisable.

7.           ADJUSTMENT TO THE NUMBER OF SHARES OF OPTION STOCK. The number of shares of Option Stock shall be subject to adjustment as provided in Section 8 of the plan.

8.           AGREEMENT DOES NOT GRANT EMPLOYMENT RIGHTS. Neither the granting of the Option, nor the exercise thereof, shall be construed as granting to Optionee any right to employment by the Company. The right of the Company to terminate Optionee's employment at any time, whether by dismissal, discharge, retirement or otherwise, is specifically reserved.

9.           NO REGISTRATION RIGHTS. The Company may, but shall not be obligated to, register or qualify the sale of Option Stock under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Option Stock under this Agreement to comply with any law.

10.         RESTRICTIONS ON TRANSFER.

10.1 Restriction on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of the Option Stock shall be subject to compliance with all applicable requirements or federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of Option Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations of the requirements of any Stock exchange or market system upon which the Common Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the share issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERVISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the company's legal counsel to be necessary to the lawful issuance and sale of any share subject to the Option shall relieve the Company of any liability in respect to the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the company.

10.2 Legends. The Company may at any time place legends referencing any applicable federal state or foreign securities law restrictions on all certificates representing shares of Stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECUTITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED,HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION.

10.3 Investment Intent. If the Company, in its discretion, issues Option stock which has not been registered under the Securities Act, Optionee shall acquire such Stock for investment purposes and not with a view towards resale, distribution or other disposition.

11.MISCELLANEOUS PROVISIONS.

11.1 No Rights as a Shareholder. Neither Optionee, nor any person entitled to exercise Optionee's rights upon Optionee's death, shall have any of the rights of a shareholder regarding the shares of Option Stock, except to the extent that certificate(s) for shares of Common Stock shall have been issued upon the exercise of the Option as provided herein.

11.2. Option Terminated Upon Termination Date. Notwithstanding any provision contained herein to the contrary, the Option shall terminate and become null and void and of no effect after the Termination Date.

11.3 Incorporation of Ham This agreement is, and shall be in all respects, subject to the terms and condition of the plan, a copy of which Optionee acknowledges receiving prior to the execution hereof.

11.4 Headings. The heading used herein are included for purposes of convenience only and shall not be considered part of the Agreement in construing or interpreting any provision hereof.

11.5 Governing Law. The provisions of the Agreement shall be construed, administered and enforced according to the law of the Commonwealth of Kentucky without giving effect to any conflict of law, rule or principle that might require the application of the laws of another jurisdiction.

11.6  Not an Incentive Stock Option. This Option is not intended to qualify as an "incentive Stock Option" within the meaning of section 422 of the code.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

Bayou City Exploration, Inc. By: /s/ Robert D. Burr Title: CEO	Travis Creed By: /s/ Travis Creed ("Optionee")

BAYOU CITY EXPLORATION, INC
2005 STOCK OPTION PLAN
NON QUALIFIED STOCK OPTION AGREEMENT

Instructions for Completion of the Form of the Agreement

1.	The Agreement should be dated the date of the grant and should be between Bayou City Exploration, Inc. and the individual receiving the grant.

2.	Indicate, in the introductory paragraph, whether the individual is an employee or a non employee director.

3.	The number of shares (the first blank in Section 1) is determined by the Committee.

4.	The purchase price per share (the second blank in Section 1) is Fair Market Value as determined by the Option Committee based upon the trading price of the share at the time of the grant.

5.	The blank in Section 2 is to be completed with the date that is no longer that ten years from the date of the grant.

6.	The vesting schedule (Section 3) is determined by the Option Committee.

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